Exhibit 10.13

FIRST AMENDMENT TO GUARANTY

THIS FIRST AMENDMENT TO GUARANTY dated October 11, 2019 (this “First Amendment to Guaranty”) amending (for the first time) the Guaranty dated August 19, 2016 (the “Original Guaranty” and, as amended hereby, the “Guaranty”) made by PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC (the “Guarantor”) in favor of JPMorgan Chase Bank, N.A. (“Chase”), recites and provides as follows:

Recitals

Guarantor and Chase have agreed to amend the Original Guaranty to revise the Net Income covenant, and hereby do so.  The sole Section of this First Amendment to Guaranty is numbered to correspond to the number of the only Section of the Original Guaranty amended hereby.

Amendment

4.Covenants of Guarantor.

(g)  Financial Statements and Other Reports.

Section 4(g)(ii) of the Original Guaranty is hereby amended to read as follows:

(ii)As soon as available and in any event not later than ninety (90) days after the end of each fiscal year of Guarantor, statements of income, changes in stockholders’ equity and cash flows of PennyMac Financial Services, Inc. (“PFSI”) and its Subsidiaries on a consolidated basis for the preceding fiscal year, the related balance sheet as of the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and accompanied by an opinion in form and substance satisfactory to Chase (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) and prepared by an accounting firm reasonably satisfactory to Chase, or other independent certified public accountants of recognized standing selected by PFSI and acceptable to Chase, each stating that said financial statements fairly present in all material respects the financial condition, cash flows and results of operations of PFSI and its Subsidiaries, on a consolidated basis as of the end of, and for, such year;

(The remainder of this page is intentionally blank; counterpart signature pages follow)

As amended hereby, Guarantor hereby ratifies, confirms and reaffirms the Guaranty as being in full force and effect.

Executed as the date first above written.

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By:	/s/ Pamela Marsh
Pamela Marsh
Senior Managing Director and Treasurer

Accepted and agreed to:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lindsay Schelstrate
Lindsay Schelstrate
Authorized Officer

Counterpart signature page to First Amendment to Guaranty